EXHIBIT 10.1
SIXTH LOAN MODIFICATION AGREEMENT
(Domestic)
This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 3, 2013, and is effective as of August 30, 2013, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), and SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”) (Spire Corporation, Spire Solar and Spire Biomedical are jointly and severally, individually and collectively, “Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement (Domestic) dated as of June 15, 2010, as further amended by a certain Second Loan Modification Agreement (Domestic) dated as of November 8, 2011, as further amended by a certain Third Loan Modification Agreement (Domestic) dated as of December 30, 2011, as further amended by a certain Fourth Loan Modification Agreement (Domestic) dated as of December 20, 2012, and as further amended by a certain Fifth Loan Modification Agreement (Domestic) dated as of June 12, 2013 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement. The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:
“    “Maturity Date” is August 30, 2013.”
and inserting in lieu thereof the following:
“    “Maturity Date” is October 29, 2013.”

4.FEES. Borrower shall pay to Bank a modification fee equal to One Thousand Six Hundred Sixty Six Dollars ($1,666.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATES.

(a)    Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Corporation to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(b)    Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Solar to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(c)    Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Biomedical to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
6.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SPIRE CORPORATION
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & Chief Executive Officer	Title:	Chief Financial Officer & Treasurer

SPIRE SOLAR, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Director & President	Title:	Chief Financial Officer & Treasurer

SPIRE BIOMEDICAL, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Director & President	Title:	Chief Financial Officer & Treasurer

BANK:
SILICON VALLEY BANK
By:	/s/ Karen Sperling
Name:	Karen Sperling
Title:	Vice President